Exhibit 99.2

TELENEXUS, INC.

December 31, 2004 and 2003

Financial Statements

TELENEXUS,  INC.

FINANCIAL STATEMENTS

December 31, 2004 and 2003

i

Davis, Clark and Company

Certified Public Accountants

A Professional Corporation

Independent Auditor's Report

Directors and Stockholders

Telenexus, Inc.

1909 N. Greenville Drive, Suite 200

Richardson, Texas  75081

                We have audited the accompanying balance sheets of Telenexus, Inc. as of December 31, 2004 and 2003, and the related statements of income, of stockholders' equity and of cash flows for the years then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

                We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

                In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Telenexus, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Davis, Clark and Company, P.C.

January 13, 2005	DAVIS, CLARK AND COMPANY, P.C.
Certified Public Accountants
2705 Swiss Avenue
Dallas, Texas 75204

Telenexus, Inc.

Balance Sheets

December 31, 2004 and 2003

ASSETS
	2004	2003
Current
Cash and cash equivalents	$130,755	$68,244
Accounts receivable (net)	166,021	443,032
Inventories	157,018	3,019
Prepaid expenses	5,021	6,008
Total current assets	458,815	520,303

Fixed assets
Computer and equipment, at cost	230,044	197,356
Less: accumulated depreciation	(171,190)	(153,718)
Total fixed assets	58,854	43,638

Other assets:
Deposits	5,022	5,022

Total assets	$522,691	$568,963

The accompanying notes are an integral part of these statements.

EXHIBIT A

Telenexus, Inc.

Balance Sheets

December 31, 2004 and 2003

LIABILITIES AND STOCKHOLDERS' EQUITY
	2004	2003
Current liabilities
Cash overdraft	$16,796	$67,982
Accounts payable	53,031	98,221
Accrued expenses	90,967	5,491
Federal income taxes payable	5,716	0
Franchise taxes payable	1,922	0
Product warranty liability	6,755	6,197
Deferred federal income tax	9,500	98,828
Deferred franchise tax payable	0	15,329
Accrued interest	0	30,000
Deferred revenue	87,500	8,970
Total current liabilities	272,187	331,018

Long-term liabilities
Deferred federal income tax	68,060	10,947
Deferred franchise tax	9,823	0
Total long-term liabilities	77,883	10,947

Total liabilities	350,070	341,965
Stockholders' equity
Common stock ($0.01 par value, 1,000,000 shares authorized, 135,000 shares issued and outstanding)	1,350	1,350
Additional paid-in capital	4,850	4,850
Retained earnings	166,421	220,798
	172,621	226,998
Total liabilities and stockholders' equity	$522,691	$568,963

The accompanying notes are an integral part of these statements.

EXHIBIT B

Telenexus, Inc.

Statements of Income

Fiscal Years Ended December 31, 2004 and 2003

	2004	2003
Sales	$2,463,454	$2,162,875

Cost of goods sold	1,458,478	1,614,980

Gross margin	1,004,976	547,895

Operating expenses:
Selling, general and administrative	465,634	336,985
Professional fees (legal, accounting and consulting)	105,502	0
Bad debts	125,893	0
Research and development	413,307	0
Income (loss) from operations	(105,360)	219,910

Other income (expense):
Interest income	900	323
Forgiveness of debt	20,000	0
Total other income	20,900	323

Income (loss) before income tax expense	(84,460)	211,233

Provision for income tax expense (benefit)	(30,083)	79,099

Net income (loss)	$(54,377)	$132,134

The accompanying notes are an integral part of these statements.

EXHIBIT C

Telenexus, Inc.

Statements of Stockholders' Equity

Fiscal Years Ended December 31, 2004 and 2003

	Common Stock	Additional Paid-In Capital	Retained Earnings	Total
Balances, December 31, 2002	$1,350	$4,850	$88,664	$94,864

Net income for the year	0	0	132,134	132,134

Balances, December 31, 2003	1,350	4,850	220,798	226,998

Net (loss) for the year	0	0	(54,377)	(54,377)

Balances, December 31, 2004	$1,350	$4,850	$166,421	$172,621

The accompanying notes are an integral part of these statements.

EXHIBIT D

Telenexus, Inc.

Statements of Cash Flows

Fiscal Years Ended December 31, 2004 and 2003

	2004	2003
Cash flows from operating activities:
Net income (loss) from operations	$(54,377)	$132,134
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	17,472	18,746
(Increase) decrease in receivables	277,011	(239,095)
(Increase) in inventories	(153,999)	(326)
(Increase) decrease in prepaid expenses	987	(6,008)
Increase in accounts payable and accrued expenses	30,844	40,165
Forgiveness of debt	(20,000)	0
Increase (decrease) in deferred income taxes	(37,721)	79,100
Increase in federal and franchise income taxes payable	7,638	0
Increase (decrease) in deferred revenue	78,530	(4,530)
Net cash provided by operating activities	146,385	20,186

Cash flows from investing activities:
Purchases of property and equipment	(32,688)	(16,545)
Net cash (used in) investing activities	(32,688)	(16,545)

Cash flows from financing activities:
Increase (decrease) in cash overdraft	(51,186)	43,408
Payment of debt to stockholder	0	(10,000)
Net cash provided by (used in) financing activities	(51,186)	33,408

Increase in cash	62,511	37,049
Cash, beginning of year	68,244	31,195
Cash, end of year	$130,755	$68,244

Supplemental information:
Cash paid for income taxes	$0	$0
Cash paid for interest	$10,000	$0
Forgiveness of debt	$20,000	$0

The accompanying notes are an integral part of these statements.

Telenexus, Inc.

Notes to Financial Statements

December 31, 2004 and 2003

1.     Summary of Significant Accounting Policies

In fulfilling its responsibilities for the preparation of Telenexus, Inc.'s (the Company) financial statements and disclosures, Company management selects accounting principles generally accepted in the United States of America and adopts methods for their application.  The application of accounting principles requires the estimating, matching and timing of revenue and costs in the determination of income or loss.  It is also necessary for management to determine, measure and allocate Company resources and obligations within the financial process according to those principles.  Below is a summary of certain significant accounting policies selected by management.

A.   The Company is primarily engaged in the development and manufacture of RFID products.

B.    The Company uses the accrual basis of accounting.

C.    The Company uses the reserve method in accounting for bad debts.  Management periodically reviews accounts receivable on an account by account basis concentrating on accounts more than 90 days old.  Management considers the Company's past history with the customer, current contact information and the size of the account in evaluating the reserve requirements.  Accounts are written off when it appears collection efforts will not be successful.  At December 31, 2004 and 2003, the allowance for bad debts was $10,721 and $-0-, respectively.

D.    Inventory  is  priced  at  the "lower  of  cost  or  market"  utilizing  the  "first-in, first-out" method.  The valuation of sub assemblies and finished goods includes the cost of component parts, labor and overhead.  The major classes of inventories are component parts, sub assemblies and finished products.

E.    Fixed assets are recorded at cost.  Assets are being depreciated using the straight-line method over estimated useful lives, ranging from 5-7 years.  The Company's capitalization policy is to capitalize all fixed asset purchases greater than $1,000.  Items below this threshold are expensed.

Depreciation expense was $17,472 and $18,746, for 2004 and 2003, respectively.

F.    The indirect method is used to prepare the Statement of Cash Flows.  For the purposes of this statement, the Company considers all highly liquid investments with a maturity of three months or less at the date of acquisition to be "cash equivalents".

G.    Accounting estimates have been used in preparing these financial statements.  Major estimates consist of management's valuation of receivables and inventory, estimated of accrued expenses and lives used to depreciate fixed assets.  Procedures used in making accounting estimates are believed by management to be reasonable and have been consistently applied.

H.    The Company provides employees with compensated absence pay based generally on length of service.  At December 31, 2004, the Company had no liability for compensated absences.  At December 31, 2003, the liability for compensated absences was less than $300.

I.     The Company uses the asset and liability method of accounting for income taxes pursuant to SFAS No. 109, "Accounting for Income Taxes" ("SFAS 109").  Under the asset and liability method, deferred tax assets and liabilities are recognized based upon the expected future tax consequences of existing temporary differences between the financial reporting and the tax reporting basis of assets and liabilities using enacted statutory tax rates.  To the extent tax laws change, deferred tax assets and liabilities are adjusted, when necessary, in the period that the tax change is enacted.  Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized.  No valuation allowance was considered necessary.

Deferred tax assets and liabilities are determined based on the estimated future tax effects of temporary differences between the financial statement and tax basis of fixed assets and the use of the cash method of accounting for income reporting.  The Company converted to the accrual method of accounting for income tax reporting as of January 1, 2004.

J.     Shipping and handling costs are expensed as cost of goods sold.

K.    Advertising costs are expensed as incurred.

L.    The Company sells certain products to customers with a product warranty that provides repairs at no cost to the customer.  The length of the warranty term is generally one year.  The Company accrues its estimated exposure for warranty claims based on historical warranty claim costs.

M.   The Company recognizes revenue from product sales when the product is shipped.  Revenue from development contracts is recognized as follows:

a.     Cash received at signing is amortized straight line based on contract milestones achieved compared to total contract milestones.

b.    Contract revenue based on milestones is recognized when the milestone is achieved.

N.    Expenses relating to the achievement of contract milestones is expensed as incurred.  Research and development expenses relating to Telenexus product development is expensed as incurred.

2.     History

The Company was incorporated in the State of Texas in July 1989.  The Company's office is located in Richardson, Texas.

3.     Inventories

Inventories of the Company include the following at December 31, 2004 and 2003:

	2004	2003
Components	$94,186	$3,019
Sub assemblies	26,176	0
Finished goods	36,656	0
Total	$157,018	$3,019

4.               Federal and State Income Taxes

	2004		2003
Total statutory rate	$(28,716)	(34.0%)	$71,819	34.0%
Other	2,217	2.6	(2,339)	(1.1)
Federal	(26,499)	(31.4)	69,480	32.9
State	(3,584)	(4.2)	9,619	4.6
Total (benefit) expense	$(30,083)	(35.6%)	$79,099	37.5%

Federal Income Taxes	2004	2003
Currently payable	$5,716	$0
Deferred	(32,215)	69,480
Total (benefit) expense	$(26,499)	$69,480

Deferred taxes are composed of the following:

Current assets	2004	2003
Net operating loss	$0	$909
Current liabilities
Inventory	$10,772	$0
Bad debts	3,644	0
Warranty	2,297	2,107
481(a) adjustment	(26,213)	0
Cash basis of accounting	0	(100,935)
Total	$(9,500)	$(98,828)
Long-term liabilities
Depreciation	$12,294	$10,947
481(a) adjustment	52,426	0
Franchise tax	3,340	0
	$68,060	$10,947
Franchise tax payable
Current	$1,922	$15,329
Long-term	$9,823	$0

        In 2004, the company converted from the cash basis of accounting to the accrual basis of accounting in computing federal income taxes because inventories became a significant factor in determining taxable income.  The 481(a) adjustment will be reported as income as follows:

2004	$77,098
2005	$77,098
2006	$77,098
2007	$77,098

5.     Commitments and Contingencies

A.   The company is party to various claims, legal actions and complaints arising in the ordinary course of business.  In the opinion of Management, all such matters are of such kind, or involve such amounts, that an unfavorable disposition would not have a material affect on the financial position of the company.

B.    The company periodically maintains cash balances in excess of federally insured amounts.

C.    The company leases office space for use in its operations.  This lease is a three year lease expiring October 1, 2005.  The remaining noncancelable lease commitment is $45,195.  Rent expense was $65,281 and $65,281 in 2004 and 2003, respectively.

D.    The Company sub-leases an office space to a nonrelated party for $400 per month.  Rental income was $4,800 for 2004 and for 2003 and it was netted against rent expense.

E.    As part of several development contracts, the Company has various obligations to pay royalties and also to receive royalties on product sales.  None of these agreements had a material effect on these financial statements.

F.    The Company and its shareholders have entered into a definitive agreement to sell the company.  None of the provisions of this agreement have been reflected in these financial statements.

G.    A provision of one development contract is for the Company to receive 30,000 shares of the customer's common stock upon successful completion of the contract.  This contract was not complete as of December 31, 2004.

6.     Related Parties

The Company's two majority stockholders combined own approximately 95% of Crosspoint Solutions, Inc. d.b.a. XPS, Inc.  During 2004 and 2003, the Company had sales of $-0- and $5,890, respectively to Crosspoint Solutions, Inc.  During 2004 and 2003, the Company had purchases of $20,000 and $-0-, respectively, from Crosspoint Solutions, Inc.

7.     Concentration of Risk

Concentration of accounts receivable and revenue as of and for the year ended December 31, 2004 included:

	Accounts Receivable		Revenue
	Amount	Percent	Amount	Percent
Company A	$0	0.0%	$850,053	34.5%
Company B	77,168	49.3%	421,209	17.1%
Company C	79,983	45.2%	725,563	29.5%

Concentrations of accounts payable and expense as of and for the year ended December 31, 2004 included:

	Accounts Payable		Expense
	Amount	Percent	Amount	Percent
Company 1	$20,240	38.2%	$167,640	12.9%
Company 2	14,700	27.7%	0	0.0%

Concentrations of accounts receivable and revenue as of and for the year ended December 31, 2003 included:

	Accounts Receivable		Revenue
	Amount	Percent	Amount	Percent
Company A	$362,354	81.8%	$1,108,523	51.1%
Company B	64,805	14.6%	387,769	17.9%
Company C	8,350	1.9%	525,239	24.2%

Concentrations of accounts payable and expense as of and for the year ended December 31, 2004 included:

	Accounts Payable		Expense
	Amount	Percent	Amount	Percent
Company 1	$19,986	35.6%	$100,058	7.1%
Company 2	0	0.0%	148,240	10.1%

8.     Accrued Interest

Accrued interest at December 31, 2003 represented amounts due to an unrelated third party for a loan made and repaid in 1996.  The Company paid $10,000 in interest in 1996 and disputed $30,000 in interest claimed by the lender.  In December 2004, the Company settled this dispute by paying $10,000 in interest and the lender forgave $20,000.

9.     Lines of Business

The Company manufactured and sold products and also had contracts to develop RFID products for independent third parties in 2004 and 2003.  The percentage of sales for these lines of business are as follows:

	2004	2003
Product sales	44.0%	60%
Development contracts	56.0%	40.0%